FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2025 RESULTS

COLUMBUS, Ohio, USA – July 31, 2025 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2025. Provided below are the highlights:

•Reported sales increased 4% compared with the prior year. In local currency, sales increased 2% compared with the prior year.

•Net earnings per diluted share as reported (EPS) were $9.76, compared with $10.37 in the prior-year period. Adjusted EPS was $10.09, an increase of 5% over the prior-year amount of $9.65. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Second Quarter Results
Patrick Kaltenbach, President and Chief Executive Officer, stated, “We are pleased with our second quarter results and experienced growth throughout most of our business despite challenging market conditions. Our team performed extremely well, and we continue to benefit from our innovative product portfolio and strategic programs, which resulted in solid EPS growth in the quarter.”

GAAP Results
EPS in the quarter was $9.76, compared with the prior-year amount of $10.37 which included a one-time non-cash tax benefit of $1.07 per share.

Compared with the prior year, total reported sales increased 4% to $983.2 million. By region, reported sales increased 2% in the Americas, 6% in Europe, and 4% in Asia/Rest of World. Earnings before taxes amounted to $248.7 million, compared with $243.2 million in the prior year.

Non-GAAP Results
Adjusted EPS was $10.09, an increase of 5% over the prior-year amount of $9.65.

Compared with the prior year, total sales in local currency increased 2%. By region, local currency sales increased 3% in the Americas, were flat in Europe, and increased 3% in Asia/Rest of World. Adjusted Operating Profit amounted to $283.3 million, compared with the prior-year amount of $284.1 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results
GAAP Results
EPS was $17.56, compared with the prior-year amount of $18.60 which included a one-time non-cash tax benefit of $1.07 per share.

Total reported sales of $1.867 billion were flat with the prior year. By region, reported sales compared with the prior year were flat in the Americas, decreased 2% in Europe, and were flat in Asia/Rest of World. Earnings before taxes amounted to $450.6 million, compared with $463.7 million in the prior year.

Non-GAAP Results
Adjusted EPS was $18.27, a decrease of 1% over the prior-year amount of $18.53.

Total sales in local currency were flat versus the prior year. By region, local currency sales as compared to prior year increased 1% in the Americas, decreased 3% in Europe, and increased 1% in Asia/Rest of World. Excluding the impact from delayed fourth quarter 2023 shipments that benefited first quarter 2024 sales, year-to-date 2025 local currency sales increased 3%, including 3% growth in the Americas, 2% growth in Europe, and 3% growth in Asia/Rest of World. Adjusted Operating Profit amounted to $520.0 million, compared with the prior-year amount of $551.4 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook
Management cautions that market conditions are uncertain and could change quickly. Based on today's assessment, management anticipates local currency sales for the third quarter of 2025 will increase approximately 3% to 4%. Adjusted EPS is forecast to be $10.55 to $10.75, a growth rate of 3% to 5%. Included in the third quarter guidance is an estimated 5% gross headwind to Adjusted EPS growth due to higher tariff costs that is expected to be largely offset by mitigation actions.

For the full year 2025, management anticipates local currency sales will increase approximately 1% to 2%, which includes a headwind of approximately 1.5% from the previously disclosed shipping delays in the fourth quarter of 2023 that benefited the first quarter of 2024. Adjusted EPS is forecast to be in the range of $42.10 to $42.60, representing growth of approximately 2% to 4%. This forecast includes headwinds of approximately 4% from the previously mentioned shipping delays, and an additional 4% gross headwind from higher tariff costs that is expected to be largely mitigated in this year’s results. This compares with previous local currency sales growth guidance of approximately 1% to 2% and Adjusted EPS guidance of $41.25 to $42.00.

The Company does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort the timing and amount of future restructuring and other non-recurring items.

Conclusion
Kaltenbach concluded, “I am proud of our team’s agility as we continue to navigate uncertain market conditions, especially our ability to implement mitigation actions that will largely offset the current impact of tariffs this year. We currently estimate gross incremental tariff costs of approximately $60 million on an annualized basis, which has been reduced from our previous estimate of $115 million due to lower tariff rates. While we anticipate that many customers will remain cautious with their investments in the near-term due to global trade disputes and various governmental policy uncertainties, we are well positioned for increased investment opportunities in the future. We are confident that our unique global go-to-market approach and innovative portfolio will enable us to seize these promising growth opportunities.”

Other Matters
The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, August 1) at 8:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at investor.mt.com. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements Disclaimer
You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth, inflation, ongoing developments related to global trade disputes/tariffs, governmental policies, and the conflicts in Ukraine and the Middle East. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements in this Quarterly Report about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, the impact of inflation, ongoing developments related to global trade disputes/tariffs, governmental policies, and the conflicts in Ukraine and the Middle East on our business.

Our forward-looking statements may not be accurate or complete, speak only as of the date of this Quarterly Report, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including ongoing developments related to global trade disputes/tariffs, governmental policies, inflation, and the ongoing conflicts in Ukraine and the Middle East. See in particular “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2025		% of sales	June 30, 2024	% of sales

Net sales	$983,221	(a)	100.0	$946,750	100.0
Cost of sales	403,345		41.0	381,082	40.3
Gross profit	579,876		59.0	565,668	59.7

Research and development	49,285		5.0	45,771	4.8
Selling, general and administrative	247,298		25.2	235,796	24.9
Amortization	17,581		1.8	18,178	1.9
Interest expense	16,779		1.7	18,950	2.0
Restructuring charges	3,557		0.3	5,329	0.6
Other charges (income), net	(3,281)		(0.3)	(1,533)	(0.2)
Earnings before taxes	248,657		25.3	243,177	25.7

Provision for taxes	46,309		4.7	21,363	2.3
Net earnings	$202,348		20.6	$221,814	23.4

Basic earnings per common share:
Net earnings	$9.78			$10.42
Weighted average number of common shares	20,687,312			21,279,006

Diluted earnings per common share:
Net earnings	$9.76			$10.37
Weighted average number of common and common equivalent shares	20,738,699			21,392,550

Note:
(a)	Local currency sales increased 2% as compared to the same period in 2024.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	June 30, 2025		% of sales	June 30, 2024	% of sales

Earnings before taxes	$248,657			$243,177
Amortization	17,581			18,178
Interest expense	16,779			18,950
Restructuring charges	3,557			5,329
Other charges (income), net	(3,281)			(1,533)
Adjusted operating profit	$283,293	(b)	28.8	$284,101	30.0

Note:
(b)	Adjusted operating profit was flat as compared to the same period in 2024.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2025		% of sales	June 30, 2024	% of sales

Net sales	$1,866,965	(a)	100.0	$1,872,699	100.0
Cost of sales	761,210		40.8	758,898	40.5
Gross profit	1,105,755		59.2	1,113,801	59.5

Research and development	95,631		5.1	92,186	4.9
Selling, general and administrative	490,097		26.3	470,186	25.1
Amortization	34,774		1.8	36,406	1.9
Interest expense	33,432		1.8	38,182	2.0
Restructuring charges	7,324		0.4	14,993	0.8
Other charges (income), net	(6,102)		(0.3)	(1,876)	—
Earnings before taxes	450,599		24.1	463,724	24.8

Provision for taxes	84,664		4.5	64,401	3.5
Net earnings	$365,935		19.6	$399,323	21.3

Basic earnings per common share:
Net earnings	$17.61			$18.70
Weighted average number of common shares	20,777,591			21,358,339

Diluted earnings per common share:
Net earnings	$17.56			$18.60
Weighted average number of common and common equivalent shares	20,836,768			21,468,995

Note:
(a)	Local currency sales were flat as compared to the same period in 2024.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Six months ended			Six months ended
	June 30, 2025		% of sales	June 30, 2024	% of sales

Earnings before taxes	$450,599			$463,724
Amortization	34,774			36,406
Interest expense	33,432			38,182
Restructuring charges	7,324			14,993
Other charges (income), net	(6,102)			(1,876)
Adjusted operating profit	$520,027	(b)	27.9	$551,429	29.4

Note:
(b)	Adjusted operating profit decreased 6% as compared to the same period in 2024.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2025	December 31, 2024

Cash and cash equivalents	$61,825	$59,362
Accounts receivable, net	681,598	687,112
Inventories	388,081	342,274
Other current assets and prepaid expenses	112,957	105,158
Total current assets	1,244,461	1,193,906

Property, plant and equipment, net	817,419	770,280
Goodwill and other intangible assets, net	937,650	926,057
Other non-current assets	400,935	349,756
Total assets	$3,400,465	$3,239,999

Short-term borrowings and maturities of long-term debt	$60,187	$182,623
Trade accounts payable	216,188	215,843
Accrued and other current liabilities	830,517	769,727
Total current liabilities	1,106,892	1,168,193

Long-term debt	2,123,735	1,831,265
Other non-current liabilities	428,631	367,431
Total liabilities	3,659,258	3,366,889

Shareholders’ equity	(258,793)	(126,890)
Total liabilities and shareholders’ equity	$3,400,465	$3,239,999

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Cash flow from operating activities:
Net earnings	$202,348	$221,814	$365,935	$399,323
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	12,870	12,351	25,334	24,873
Amortization	17,581	18,178	34,774	36,406
Deferred tax benefit	(1,961)	(1,774)	(2,840)	(3,837)
One-time non-cash discrete tax benefit	—	(22,982)	—	(22,982)
Share-based compensation	5,382	4,541	10,521	9,263
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	146	25,378	(2,909)	4,447
Net cash provided by operating activities	236,366	257,506	430,815	447,493
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	—	668	—	668
Purchase of property, plant and equipment	(23,877)	(23,810)	(41,132)	(41,201)
Acquisitions	(2,915)	(1,473)	(2,915)	(2,473)
Other investing activities	(20,858)	2,783	(10,510)	12,239
Net cash used in investing activities	(47,650)	(21,832)	(54,557)	(30,767)
Cash flows from financing activities:
Proceeds from borrowings	610,082	572,715	1,122,578	1,022,578
Repayments of borrowings	(584,046)	(598,912)	(1,063,372)	(1,017,192)
Proceeds from exercise of stock options	6,864	6,305	9,062	8,136
Repurchases of common stock	(218,748)	(212,499)	(437,497)	(424,998)
Other financing activities	(156)	(1,910)	(920)	(1,910)
Net cash used in financing activities	(186,004)	(234,301)	(370,149)	(413,386)

Effect of exchange rate changes on cash and cash equivalents	(5,178)	(754)	(3,646)	(2,337)

Net increase (decrease) in cash and cash equivalents	(2,466)	619	2,463	1,003
Cash and cash equivalents:
Beginning of period	64,291	70,191	59,362	69,807
End of period	$61,825	$70,810	$61,825	$70,810

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$236,366	$257,506	$430,815	$447,493
Payments in respect of restructuring activities	3,079	5,966	5,645	15,680
Transition tax payment	13,404	10,723	13,404	10,723
Proceeds from sale of property, plant and equipment	—	668	—	668
Purchase of property, plant and equipment, net	(23,877)	(23,810)	(41,132)	(41,201)
Adjusted free cash flow	$228,972	$251,053	$408,732	$433,363

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Americas		Europe	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2025			2%		6%	4%		4%
Six Months Ended June 30, 2025			0%		(2)%	0%		0%

Local Currency Sales Growth
Three Months Ended June 30, 2025			3%		0%	3%		2%
Six Months Ended June 30, 2025			1%		(3)%	1%		0%
Note:
(a)		The Company estimates net sales growth for the six months ended June 30, 2025 was reduced by approximately 3% from the recovery of delayed shipments during the first quarter of 2024. Excluding this impact, local currency net sales increased by 3%, and by geographic destination increased 3% in the Americas, 2% in Europe and 3% in Asia/Rest of World for the six months ended June 30, 2025.
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2025		2024		% Growth	2025		2024		% Growth

EPS as reported, diluted	$9.76		$10.37		(6)%	$17.56		$18.60		(6)%

Purchased intangible amortization, net of tax	0.24	(a)	0.24	(a)		0.47	(a)	0.47	(a)
Restructuring charges, net of tax	0.14	(b)	0.20	(b)		0.28	(b)	0.56	(b)
Income tax expense	(0.05)	(c)	(1.16)	(c)		(0.04)	(c)	(1.10)	(c)

Adjusted EPS, diluted	$10.09		$9.65		5%	$18.27		$18.53		(1)%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.5 million ($5.0 million net of tax) for both the three months ended June 30, 2025 and 2024, and $12.8 million ($9.9 million net of tax) and $13.1 million ($10.1 million net of tax) for the six months ended June 30, 2025 and 2024, respectively.

(b)		Represents the EPS impact of restructuring charges of $3.6 million ($2.9 million after tax) and $5.3 million ($4.3 million after tax) for the three months ended June 30, 2025 and 2024, and $7.3 million ($5.9 million after tax) and $15.0 million ($12.1 million after tax) for the six months ended June 30, 2025 and 2024, respectively, which primarily include employee related costs.
(c)		Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and six months ended June 30, 2025 and 2024 due to the timing of excess tax benefits associated with stock option exercises. It also includes a reported EPS reduction of $1.07 for the three and six months ended June 30, 2024 for a one-time non-cash discrete tax benefit resulting from the reduction of uncertain tax position liabilities related to the settlement of a tax audit.